Exhibit 99.1

This slip opinion is subject to revision and may not reflect the final opinion adopted by the Court.

Opinion

Missouri Court of Appeals Western District

Case Style: State ex rel. Cass County, Missouri, Respondent, Stopaquila.Org, Respondent v. Public Service Commission for the State of Missouri, Appellant, Aquila, Inc., Appellant.

Case Number: WD67739 and WD67740

Handdown Date: 03/04/2008

Appeal From: Circuit Court of Cass County, Hon. Joseph P. Dandurand, Judge

Counsel for Appellant: James Youngs and Nathan Charles Williams

Counsel for Respondent: Cynthia Reams Martin and Debra Lynn Moore

Opinion Summary:

Aquila, Inc., appeals a trial court judgment granting a writ of review and setting aside an order of the public service commission. That order dealt with the construction of an electric power plant. Aquila, which holds a franchise allowing it to provide electric power in the region, built the power plant and an accompanying substation on land zoned agricultural, in violation of the county's zoning ordinance. Aquila seeks a writ of certiorari or review of the commission's order purporting to grant Aquila certificates of convenience and necessity allowing for the construction and operation of the facilities. Cass County asserts on appeal that the order exceeded the statutory authority of the commission to the extent that it attempts to grant post hoc approval for the construction of a power plant.

WRIT GRANTED, ORDER SET ASIDE.

Division holds: The commission has exceeded its statutory authority by issuing the order. Permission to construct a power plant pursuant to section 393.170, RSMo must be granted prior to construction. To the extent that the order under review purports to authorize operation of the existing plant, it is a nullity, since Aquila has authority to exercise rights under its county franchise (including the operation of power plants) pursuant to its existing certificates.

Citation:

Opinion Author: Ronald R. Holliger, Judge

Opinion Vote: WRIT GRANTED AND ORDER SET ASIDE. Newton, P.J., and Smart, Jr., J., concur.

Opinion:

In this appeal we again consider the consequences of Aquila's decision to build a multi--million--dollar power plant in Cass County without obtaining either zoning approval from Cass County or prior permission of the Public Service Commission ("PSC"). In StopAquila.org v. Aquila, Inc., 180 S.W.3d 24 (Mo. App. W.D. 2005) (hereafter Aquila I), this court affirmed a circuit court injunction requiring Aquila to dismantle that power plant and an accompanying substation (collectively, "the facilities"). We there held that Aquila's franchise and existing certificates of convenience and necessity ("CCNs") did not confer the "specific authority" necessary for the facilities to qualify for a zoning exemption under section 64.235.(FN1) In the absence of such an exemption, Aquila I held that the circuit court correctly found that the facilities violated the zoning laws of Cass County. Id. at 27.

After that decision, Aquila sought belated construction approval from the PSC, presumably in the hope that such approval would relieve it of the injunction's dismantling order. This appeal comes to us, therefore, from a report and order of the PSC purporting to grant CCNs approving construction and operation of the facilities.(FN2) We today hold that the PSC lacks statutory authority to grant a post hoc CCN approving construction and that Aquila already had all the authority necessary to operate a power plant (under its pre--existing CCN), rendering the instant report and order a nullity.

Factual and Procedural Background

Our opinion in Aquila I contains a thorough recitation of the events giving rise to the underlying controversy in this case. See 180 S.W.3d at 28--29. After Aquila received the report and order from the PSC, Cass County filed a writ of certiorari or review under section 386.510. The County challenges both the authority of the PSC to grant the CCNs at issue, and the reasonableness of the PSC's decision to grant them without requiring Aquila to secure local zoning approval for the facilities. Various parties, including Aquila and StopAquila.org (an unincorporated association of area residents opposed to Aquila's plans hereinafter referred to as "StopAquila"), intervened in the writ proceeding and remain parties in the case on appeal.

The circuit court granted the writ, heard argument from all parties, and found that the PSC exceeded its statutory authority in granting the CCNs and that the PSC's failure to impose a condition requiring local zoning approval was unreasonable. Aquila appeals the judgment entered by the circuit court.

On appeal, the parties urge contradictory interpretations of the final paragraph of our published opinion in Aquila I. That paragraph contains our holding, as well as a reservation marking out the precise boundary between what was decided in that case and what was left for future resolution:

[W]e affirm the circuit court's judgment permanently enjoining Aquila from building the South Harper plant and Peculiar substation in violation of Cass County's zoning law without first obtaining approval from the county commission or the Public Service Commission. In so ruling, however, we do not intend to suggest that Aquila is precluded from attempting at this late date to secure the necessary authority that would allow the plant and substation, which have already been built, to continue operating, albeit with whatever conditions are deemed appropriate.

Aquila I, 180 S.W.3d at 41.

The first sentence quoted above affirms the trial court judgment at issue in the factual context of that case for the specific reason that Aquila had failed to obtain approval from the county commission or the PSC. Had the appropriate approval been granted by either of those bodies before Aquila constructed the facilities, section 64.235 would have provided an exemption from the county zoning ordinances at issue.(FN3) The second sentence makes clear that Aquila I did not address the question now before this court: In the absence of any prior approval for the construction of the facilities, may the PSC grant such approval after the facilities have been constructed? Aquila and the PSC argue that, even after Aquila I, Aquila can still seek and obtain all the approval necessary from the PSC to qualify it for a zoning exemption. Cass County and StopAquila argue that the only authorization that would allow operation of the plant after Aquila I must come in the form of zoning approval, which can only be granted by the county.

Standard of Review

Section 386.510 allows for circuit court review of PSC orders "for the purpose of having the reasonableness or lawfulness of the original order or decision . . . determined," and vests this court with appellate jurisdiction over such suits. Section 386.510.(FN4)

When appeal is taken from a circuit court judgment setting aside an order of the PSC, this court "reviews the decision of the Commission, not the judgment of the circuit court." State ex rel. City of St. Joseph v. Pub. Serv. Comm'n, 713 S.W.2d 593, 595 (Mo. App. W.D. 1986). In conducting this review, "our role is to determine whether the commission's report and order was lawful, and, if so, whether it was reasonable." State ex rel. Util. Consumers Council of Mo., Inc. v. Pub. Serv. Comm'n, 585 S.W.2d 41, 47 (Mo. banc 1979). "In determining the statutory authorization for, or lawfulness of, the order we need not defer to the commission, which has no authority to declare or enforce principles of law or equity." Id. If the actions under review exceed the statutory authority of the PSC, this court need not address the reasonableness thereof. See id.

The PSC's Statutory Authority

The PSC "is a body of limited jurisdiction and has only such powers as are expressly conferred upon it by the Statutes and powers reasonably incidental thereto." State ex rel. and to

Use of Kansas City Power & Light Co. v. Buzard, 168 S.W.2d 1044, 1046 (Mo. banc 1943). "Neither convenience, expediency or necessity are proper matters for consideration in the determination of whether or not an act of the commission is authorized by statute." State ex rel. Mo. Cable Telecomms. Ass'n v. Mo. Pub. Serv. Comm'n, 929 S.W.2d 768, 772 (Mo. App. 1996).

As a threshold matter, we note that the parties on appeal disagree as to which section of Chapter 393 empowers the PSC to grant the CCNs at issue. Section 393.170 authorizes the PSC to grant "permission and approval" for the construction of an electric plant. Section 393.170.3; Aquila I, 180 S.W.3d at 35. While conceding that utilities are required to seek such approval prior to construction, Aquila and the PSC now urge that the PSC has the power to grant construction approval even after the plant has been built. Alternatively, Aquila and the PSC argue that authority to grant post hoc approval is to be found in section 393.140, one of the statutes generally setting out powers of the PSC. Because section 393.170 deals specifically with plant construction, we first examine it for the claimed authority.

Does Section 393.170 confer the necessary authority?

Section 393.170 has three subsections. Subsections 1 and 2 deal with procedural requirements for PSC approval either to construct power plants(FN5) or to exercise rights or privileges under a franchise by providing public utility services. Such rights and privileges include the provision, distribution, and sale of electricity. See State ex rel. Harline v. Pub. Serv. Comm'n, 343 S.W.2d 177, 183 (Mo. App. 1960). The full text of the statute is as follows:

1. No gas corporation, electrical corporation, water corporation or sewer corporation shall begin construction of a gas plant, electric plant, water system or sewer system without first having obtained the permission and approval of the commission.

2. No such corporation shall exercise any right or privilege under any franchise hereafter granted, or under any franchise heretofore granted but not heretofore actually exercised, or the exercise of which shall have been suspended for more than one year, without first having obtained the permission and approval of the commission. Before such certificate shall be issued a certified copy of the charter of such corporation shall be filed in the office of the commission, together with a verified statement of the president and secretary of the corporation, showing that it has received the required consent of the proper municipal authorities.

1.

The commission shall have the power to grant the permission and approval herein specified whenever it shall after due hearing determine that such construction or such exercise of the right, privilege or franchise is necessary or convenient for the public service. The commission may by its order impose such condition or conditions as it may deem reasonable and necessary. Unless exercised within a period of two years from the grant thereof, authority conferred by such certificate of convenience and necessity issued by the commission shall be null and void.

Section 393.170 (emphasis added).

The permission and approval that may be granted pursuant to section 393.170 is of two types: The PSC may grant CCNs for the construction of power plants, as described in subsection 1, or for the exercise of rights and privileges under a franchise, as described in subsection 2. See Harline, 343 S.W.2d at 185 (quoted in Aquila I, 180 S.W.3d at 33). Traditionally, the PSC has exercised this authority by granting two different types of CCN, roughly corresponding to the permission and approval required under the first two subsections of section 393.170. Permission to build transmission lines or production facilities is generally granted in the form of a "line certificate." See 4 CSR 240--3.105(1)(B). A line certificate thus functions as PSC approval for the construction described in subsection 1 of section 393.170.(FN6) Permission to exercise a franchise by serving customers is generally granted in the form of an "area certificate." See 4 CSR 240--3.105(1)(A). Area certificates thus provide approval of the sort contemplated in subsection 2 of section 393.170.

The facilities at issue in the instant case are within Aquila's certificated area, and the appeal at bar arises from Aquila's application for line certificates that would authorize those facilities. The necessity for such certificates was addressed in Aquila I, in which we held that Aquila's area certificate was insufficient to confer the construction approval contemplated by section 393.170.1. Aquila I, 180 S.W.3d at 34. That certificate was therefore insufficient to confer the "specific authority" necessary to bring the facilities in compliance with section 64.235. Id.

Cass County and StopAquila argue that the clear language of section 393.170 grants approval authority only prior to construction. We agree. Id. at 37 (noting that public utilities are required to seek PSC approval for construction "before the first spadeful of soil is disturbed"). The language of subsection 1 is clear and unambiguous. It refers only to pre--construction approval. The statue's plain terms refer to such pre--construction approval not once, but twice, specifying that a utility shall not "begin construction . . . without first having obtained" the necessary authorization. The purposes of such pre--approval are obvious. The PSC is charged with considering and protecting the interests of the general public as well as the customers and investors of a regulated utility. It must balance those interests on a statewide basis, not merely considering a particular utility's operating area in isolation. See id. at 30 (noting that "uniform regulation of utility service territories, ratemaking, and adequacy of customer service is an important statewide governmental function"). This function requires a balancing of the needs and interests of ratepayers and investors. Although the PSC always has the power to disallow capitol improvements in a utility's rate base, that post hoc authority is toothless if a major disallowance would jeopardize the interests of either ratepayers or investors. See also, id. at 35 n.12 (noting that compliance with subsection 1 allows for consideration of all the relevant constituencies and interests "without muddying the waters of a future rate case"). Subsection 1 allows the PSC to consider and weigh all of these factors, as well as location and zoning, prior to construction. Id. at 37--38.

Aquila and the PSC argue, notwithstanding the pre--construction approval requirement in subsection 1, that section 393.170 does not preclude the PSC from granting post hoc approval. The authority of the PSC in this regard is found in subsection 3 of that statute, which vests the PSC with "power to grant the permission and approval herein specified." Section 393.170.3. Thus, it is argued, while the first two subsections require that a utility receive PSC approval before building a plant or exercising its franchise, the only temporal requirement to be found in the third subsection requires that the PSC shall grant a CCN only "after due hearing." Id.

This argument overlooks the nature of the authority granted to the PSC by subsection 3. That authority is nothing more than "the power to grant the permission and approval herein specified." Section 393.170.3 (emphasis added). The only "permission and approval" described in the statute, to which subsection 3 could be referring, is that contained in the first two subsections. As already noted (and conceded by all parties to this appeal), that permission must be obtained before the utility builds a plant or exercises its franchise rights. Section 393.170.1--2.

It is clear from the language and structure of section 393.170 that the statutory grant of authority to the PSC contemplates a process in which electrical corporations will request authorization to build electric plants before construction begins. That statute requires a utility to get permission and approval before undertaking the actions described. Apparently believing that it is easier to ask forgiveness than it is to get permission, Aquila chose a different course of action. Section 393.170 does not address the circumstances created by Aquila's chosen course of action, and authority to grant post hoc approval for the construction of a power plant cannot be found therein.

Does Section 393.140 confer the necessary authority?

The report and order under review also relies upon section 393.140 for authority to grant the CCNs in question. We have already addressed the fact that Aquila needs no new CCN to operate the facilities, as its existing area certificate confers that authority. We thus examine section 393.140 to see whether that statute gives the PSC authority to grant a CCN for construction of a power plant, and particularly to grant post hoc approval.

The authority of the PSC includes those powers conferred "by clear implication as necessary to carry out the powers specifically granted." Util. Consumers Council, 585 S.W.2d at 49. Relying on this general principle, Aquila argues that the power exercised in the instant case is conferred by necessary implication from section 393.140, which establishes that the PSC shall have "general supervision of all ... electrical corporations." Section 393.140(1).

Section 393.140 is a lengthy statute, granting the PSC broad regulatory authority. That authority includes:

the power to supervise, among other things, the quality of production and of service; to order improvements and to set standards; to investigate the methods and inspect the facilities of the utilities; and to require the filing of a verified annual report on the financial situation and physical condition of the company, etc.

Util. Consumers Council, 585 S.W.2d at 48.

Of particular relevance to Aquila's argument, the PSC may "order such reasonable improvements [to a utility company's methods] as will best promote the public interest." Section 393.140(2). Such orders may require "reasonable improvements and extensions of the works, wires, poles, pipes, lines, conduits, ducts and other reasonable devices, apparatus and property of [a utility company]." Id. Aquila and the PSC apparently believe that this language authorizes the PSC to order the construction of an entire power plant.(FN7) Even if this language could be read to confer such sweeping power, it defies logic to suggest that an order to build a power plant can be issued after the plant is built.

On a more basic level, Aquila's proposed reading of section 393.140 would diminish the principle that the PSC is a creature of specified powers and would undermine the purposes, discussed above, behind requiring pre--construction approval. To infer that a power to grant post hoc construction approval is necessary to carry out the PSC's express powers would thus undermine, rather than support, the express requirements of section 393.170. Indeed, if we were able to find, in section 393.140, the implied power that Aquila urges, such power would have to be considered together with the specific requirements of section 393.170. See O'Flaherty v. State Tax Comm'n, 680 S.W.2d 153, 154 (Mo. banc 1984) (noting that "where one statute deals with a particular subject in a general way, and a second statute treats a part of the same subject in a more detailed way, the more general should give way to the more specific").

We are unable to find anywhere in the more than 2,500 words of section 393.140 any express or implied authority to grant permission for the construction of a power plant. Conversely, the provisions of section 393.170 deal explicitly and specifically with the construction of power plants. Having reviewed both statutes and found no explicit or implied authority for the post hoc grant of a CCN authorizing the construction the facilities, we conclude that the PSC exceeded its statutory mandate by issuing the CCNs at issue.(FN8)

Conclusion

Aquila and the PSC have misconstrued our holding in Aquila I. We were not there faced with the issue of whether the PSC had the statutory authority to relieve Aquila from the self--inflicted dilemma it has created by constructing the facilities without either PSC approval (which would have triggered the zoning exemption) or simply getting the necessary zoning approval from Cass County. The PSC exceeded its statutory authority in purporting to grant new CCNs approving both the construction and operation of the facilities. Because of this holding, we need not consider the remaining points raised by StopAquila and the County, which assert that the PSC acted arbitrarily and unreasonably and that it attempted to improperly exercise "zoning" power by granting the CCNs at issue.

The writ of certiorari is granted, and the report and order of the PSC is set aside.

Footnotes:

FN1. All statutory references are to RSMo 2000, unless otherwise noted.

FN2. The PSC report and order appears to draw a distinction between the two facilities at issue in the present case, treating the South Harper Plant, but not the Peculiar Substation, as an "electric plant" for purposes of section 393.170. That classificatory distinction, however, has not been briefed on appeal, and need not be addressed in this opinion, since the report and order ultimately grants CCNs for both facilities.

FN3. Section 64.235 requires that proposed improvements subject to the County's master plan must receive county planning board approval unless "such development or public improvement . . . [is] specifically authorized or permitted by a certificate of public convenience and necessity, or order issued by the public service commission or by permit of the county commission after public hearing." See Aquila I, 180 S.W.3d at 32.

FN4. Stopaquila mistakenly asserts that our standard of review is governed by section 536.140. Section 386.510 "provides the exclusive procedure for judicial review of all of the commission's orders." State ex rel. Pub. Counsel v. Pub. Serv. Comm'n, 210 S.W.3d 344, 350 (Mo. App. W.D. 2006).

FN5. The statute also deals with water systems, gas plants, and sewer plants.

FN6. The terminology and analysis here is somewhat complicated by the fact that section 393.170 makes no reference to the erection of transmission lines, an activity that falls within the broad ambit of a utility's rights and privileges under its franchise. State ex rel. Harline v. Pub. Serv. Comm'n, 343 S.W.2d 177, 183 (Mo. App. 1960); see also Aquila I, 180 S.W.3d at 37. Thus, this court has held, in Harline, that it is not necessary for a utility to obtain a new line certificate before extending transmission lines through its certificated area (i.e. the territory covered by its area certificate). Harline, 343 S.W.2d at 185. Utilities must, nonetheless, obtain line certificates to extend transmission lines beyond their certificated areas. See Pub. Serv. Comm'n v. Kansas City Power & Light Co., 31 S.W.2d 67, 71 (Mo. banc 1930). Because the construction of a new power plant, even within a certificated area, is governed by section 393.170.1, a utility may not rely solely upon its area certificate and must obtain a line certificate from the PSC before doing so. Aquila I, 180 S.W.3d at 35.

FN7. Interestingly, Aquila's argument here parallels that of the plaintiff in Harline. It was there argued that, because transmission lines fall within the statutory definition of the term "electric plant," and section 393.170.1 requires PSC approval for the construction of a plant, similar approval must be obtained before a line may be erected. Harline, 343 S.W.2d at 183. We rejected this argument in Harline, and we here reject its inverse corollary.

FN8. Aquila also directs our attention to two foreign cases affirming the grant of certificates for the construction of facilities already built under the statutory schemes of those jurisdictions. See, Boulder v. Colorado Pub. Util. Comm'n, 996 P.2d 1270 (Colo. 2000); and Williston Basin Interstate Pipeline Co. v. Wyoming Pub. Serv. Comm'n, 996 P.2d 663 (Wyo. 2000). We have examined both cases and find them unpersuasive.

Separate Opinion:

None

This slip opinion is subject to revision and may not reflect the final opinion adopted by the Court.